UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 12, 2013

LIFE PARTNERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 12, 2013, Life Partners Holdings, Inc. (“we”) issued a press release announcing that the Fifth District Court of Appeals, Dallas, Texas, has ruled that the Life Partners, Inc. life settlements are securities under Texas law, reversing a prior Texas District Court ruling in favor of Life Partners, Inc.

We strongly disagree with the court’s analysis and conclusions and noted that the decision conflicts with a Texas appellate case and a Federal District of Columbia Circuit case, as well as a Travis County, Texas District Court case, in each of which Life Partners, Inc. had prevailed and in which the courts had held that the life settlements were not securities. We will appeal the decision as we remain confident in our legal position. Should the decision ever become final, it would result in a material adverse effect on our operations and require substantial changes in our business model.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 13, 2013.

Life Partners Holdings, Inc.

By:	/s/ R. Scott Peden
R. Scott Peden General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press release dated September 12, 2013